ALPHA RIGHTS ACQUISITION AGREEMENT



                       Alpha 1 Biomedicals, Inc. as Seller
                                       and
                         SciClone Pharmaceuticals, Inc.

                                    as Buyer



                            Dated: December 17, 1997

                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----
RECITALS .......................................................................................................1

1.       PURCHASE AND SALE......................................................................................3

2.       PURCHASE PRICE AND PAYMENT ............................................................................3

3.       LOAN ADVANCES..........................................................................................5

4.       REPRESENTATIONS AND WARRANTIES BY ALPHA  ..............................................................7

5.       REPRESENTATIONS AND WARRANTIES BY SCICLONE   ..........................................................7

6.       PRE-CLOSING MATTERS....................................................................................7

7.       CLOSING................................................................................................8

8.       COVENANTS.............................................................................................12
         8.1      Assumed and Retained Liabilities. ...........................................................12
         8.2      Confidentiality..............................................................................13
         8.3      Cooperation and Additional Documents; Omitted Items. ........................................15
         8.4      Access and Full Disclosure...................................................................15
         8.5      Normal Course of Business....................................................................16
         8.6      Covenant Not to Compete......................................................................16
         8.7      Bankruptcy.  ................................................................................17

9.       TERMINATION AND DEFAULT...............................................................................18
         9.1      Termination.  ...............................................................................18
         9.2      Default. ....................................................................................18
         9.3      Effect of Termination........................................................................18

10.      SURVIVAL OF REPRESENTATION AND WARRANTIES ............................................................19

11.      INDEMNIFICATION BY ALPHA..............................................................................19

12.      INDEMNIFICATION BY SCICLONE...........................................................................21

13.      TERMINATION OF 1994 AGREEMENT. .......................................................................22

14.      GENERAL PROVISIONS....................................................................................23
         14.1     Expenses.  ..................................................................................23
         14.2     Brokers. ....................................................................................24
         14.3     Entire Agreement.  ..........................................................................24
         14.4     Assignment. .................................................................................24
         14.5     Notices. ....................................................................................24
         14.6     Governing Law. ..............................................................................25





                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

         14.7     Amendment....................................................................................26
         14.8     Counterparts. ...............................................................................26
         14.9     Public Disclosure. ..........................................................................26
         14.10    Further Assurances. .........................................................................26
         14.11    Headings.....................................................................................27
         14.12    Waiver. .....................................................................................27
         14.13    Parties in Interest. ........................................................................27
         14.14    Recovery of Litigation or Arbitration Costs..................................................27
         14.15    Severability.................................................................................28
         14.16    Time of Essence..............................................................................28
         14.17    Arbitration..................................................................................28

                       ALPHA RIGHTS ACQUISITION AGREEMENT

         This Agreement is entered into as of December 17, 1997 (the "Effective Date") by and among SciClone Pharmaceuticals, Inc., a California corporation, located in San Mateo, California ("SciClone"), and Alpha 1 Biomedicals, Inc., a Delaware corporation, located in Bethesda, Maryland ("Alpha").


                                    Recitals

     A. Alpha owns or holds a license to certain technology related to the development, manufacture, use and sale of Thymosin Alpha 1 (or "TA-1").

     B. Alpha and SciClone previously have entered into that certain Thymosin Alpha 1 License Agreement dated as of August 19, 1994 (the "1994 Agreement"), whereunder Alpha has licensed to SciClone all of its rights with respect to the development, manufacture, use, sale and distribution of TA-1. The 1994 Agreement has been amended or supplemented by that certain Amendment No. 1 dated as of June 7, 1995, and that certain Amendment No. Two dated as of April 7, 1997, and that certain Prepaid Royalty Agreement dated as of August 5, 1996 (the "1996 Prepaid Royalty Agreement"), and that certain Prepaid Royalty Agreement dated as of September 3, 1997 (the "1997 Prepaid Royalty Agreement"). All references herein to the 1994 Agreement shall be deemed to include said Amendments and said Prepaid Royalty Agreements.

     C. Pursuant to the 1994 Agreement, SciClone is obligated to pay certain royalties to Alpha based upon the Net Sales Revenues (as defined by the 1994 Agreement).

     D. Pursuant to the 1994 Agreement, rights licensed by Alpha to SciClone include specified patent rights owned by Alpha, including issued patents and pending patent applications (collectively referred to as the "Alpha Owned Patent Rights"), as described on Exhibit A attached hereto, together with certain patent rights which are owned by third parties and licensed to Alpha, including both issued patents and pending patent applications (collectively referred to as the "Alpha Licensed Patent Rights"), as described on Exhibit B attached hereto. The term "Alpha Patent Rights" shall include both the Alpha Owned Patent Rights and the Alpha Licensed Patent Rights.

     E. The Alpha Licensed Patent Rights are granted to Alpha pursuant to certain agreements which are described on Exhibit C attached hereto, which agreements as amended are hereinafter referred to as the "Alpha IP Rights Agreements". As further noted on Exhibit C, the Alpha Licensed Patent Rights granted pursuant to the Alpha IP Rights Agreements are granted from (i) F. Hoffmann-LaRoche Ltd., a Switzerland corporation, located in Basle, Switzerland ("Roche-Basle"), and (ii) Hoffmann-LaRoche, Inc., a New Jersey corporation, located in Nutley, New Jersey ("Roche-US"). Roche-Basle and Roche-US each are referred to as a "Third Party Licensor."

     F. Alpha is in need of accelerating the timing for Alpha to realize economic benefits from the future royalty income stream which Alpha contemplates receiving from SciClone pursuant to the 1994 Agreement, as Net Sales Revenues are earned by SciClone in the future under the 1994 Agreement. Accordingly, Alpha and SciClone have negotiated for Alpha to sell to SciClone, and for SciClone to purchase from Alpha, all of the Alpha Patent Rights, which sale and purchase shall be affected by means of a modification of the rights and obligations of Alpha and SciClone under the 1994 Agreement as follows: (i) Alpha will sell, assign and convey to SciClone all right, title and interest in and to the Alpha Owned Patent Rights, (ii) the rights and obligations of Alpha with respect to TA-1 under the Alpha Licensed Patent Rights will be assigned to SciClone (with the consent of the Third Party Licensor, as necessary ), (iii) SciClone will be released from its royalty obligations under the 1994 Agreement, all in consideration for which SciClone will make payments to Alpha provided for in this Agreement. Said Alpha Patent Rights and Alpha's rights with respect to TA-1 under Alpha IP Rights Agreements are collectively called the "Alpha Rights."

     G. SciClone believes there is value to SciClone to acquire fully paid up rights to utilize the Alpha Rights, rather than to be obligated to pay future royalties on future Net Sales Revenues.

     H. Pursuant to the terms of this Agreement, the 1994 Agreement is to be terminated except as otherwise provided herein.


         WHEREFORE, the parties hereto mutually agree as follows:

     1. Purchase and Sale. For and in consideration of the cash to be paid and loaned and the stock to be issued by SciClone to Alpha pursuant to Section 2 hereof, and the other provisions of this Agreement, and subject to the conditions and provisions of this Agreement, (i) Alpha hereby agrees to sell, assign, transfer, convey, quitclaim and deliver to SciClone all of Alpha's rights, title and interests in and to the Alpha Rights; (ii) SciClone hereby agrees to purchase and acquire said Alpha Rights from Alpha; and (iii) the parties agree to terminate the 1994 Agreement, except as otherwise provided in
Section 13 of this Agreement.

     2. Purchase Price and Payment The purchase price payable by SciClone to Alpha for the Alpha Rights shall be as follows:

         (a) $130,000 in cash (the "Cash Consideration") payable as follows:

                  (1) $65,000 immediately on the Effective Date; and

                  (2) $65,000 on the business day which is 30 days after the Effective Date.

         (b) A number of shares of SciClone common stock ("SciClone Common Stock") equal to $1,800,000 divided by the "Initial Average Price." For purposes of this Agreement, "Initial Average Price" shall mean the average of the closing sales price per share of SciClone Common Stock, as reported on the Nasdaq National Market, for the 20 trading days immediately preceding the date that is three trading days prior to the Effective Date; provided, however, if the Initial Average Price is less than $3.00, the Initial Average Price shall be deemed to be $3.00. The shares of SciClone Common Stock issued pursuant to this
Section 2(b) shall be referred to as the "Initial Shares."

         (c) SciClone shall issue additional shares of SciClone Common Stock (the "Additional Shares") on each Lock-up Release Date (as defined in Section 5 of the form of Stock Rights Agreement attached hereto as Exhibit D), the number of such Additional Shares, if any, issued on such date being equal to:


        [($150,000 x A) - (A x (the Initial Shares divided by 12) x B)] - C
        --------------------------------------------------------------
                                       B


Where:   A =  the  number  of  Lock-up  Release  Dates  that  have   transpired,
              including the then-current Lock-up Release Date.

         B = the sum of the "Average Prices" for the then-current Lock-up Release Date and each prior Lock-up Release Date divided by the number of such Lock-up Release Dates.

         C =  the aggregate number of Additional Shares previously issued.

     However, in no event shall the sum of the Initial Shares and the Additional Shares exceed 600,000 shares.


     The Initial Shares and the Additional Shares are referred to collectively as the "Shares." "Average Price" shall mean the average of the closing sales price per share of SciClone Common Stock, as reported by the Nasdaq National Market, for the 20 trading days preceding the date that is three trading days prior to the applicable Lock-up Release Date.

         (d) In the event that SciClone effects any consolidation, combination, stock distribution, stock dividend, stock split, reverse stock split recapitalization or similar transaction, the provisions of paragraphs (b) and
(c) shall be correspondingly adjusted.

         (e) The Shares shall have such registration rights, and shall be subject to such resale limitations, as are set forth in a Stock Rights Agreement to be entered into between Alpha and SciClone at the Closing, the form of which is attached hereto as Exhibit D.

         (f) In the event that the Closing does not occur for any reason, then the 1994 Agreement shall remain in full force and effect, and all of the Cash Consideration (up to $130,000, less any deduction pursuant to Section 6.3 hereof), paid to Alpha under Section 2(a) hereof shall be treated as a prepayment of royalties to Alpha under the same terms as the 1997 Prepaid Royalty Agreement, with the result that the amount of such Cash Consideration shall be credited at the rate of ten dollars ($10.00) of royalties for each one dollar ($1.00) of the Cash Consideration paid. These credits against future royalties will take effect after SciClone or its affiliate have made royalty payments to Alpha totaling $1,750,000.

     3. Loan Advances

         3.1 SciClone agrees that, on the sixty-first calendar day following the Effective Date, SciClone shall make a $70,000 loan advance to Alpha. Upon the Closing, said loan advance shall be treated as a loan advance made pursuant to, evidenced by, and repayable in accordance with, the Promissory Note and Security Agreement, in the form attached hereto as Exhibit E, which Alpha shall execute and deliver to SciClone at the Closing. If for any reason the Closing does not occur, then said loan advance shall be treated as a prepayment of royalties to Alpha under the same terms as the 1997 Prepaid Royalty Agreement, with the result that the amount of such loan advance shall be credited at the rate of ten dollars ($10.00) of royalties for each one dollar ($1.00) of the loan advance. This credit shall be taken only after the credits referenced in Section 2(f) hereof are first utilized and exhausted.

         3.2 SciClone agrees, that on the latter to occur of (i) 30 days after the $70,000 loan advance made pursuant to Section 3.1 hereof, or (ii) the first business day following the Closing, and on the same business day of each of the next two (2) months thereafter that is prior to the effective date of the registration statement contemplated by the Stock Rights Agreement (the "S-3 Effective Date"), SciClone shall make a loan advance of $70,000 per month (each an "Advance") to Alpha (provided Alpha is not in material breach of this Agreement) for up to an aggregate of $210,000 of Advances pursuant to this
Section 3.2,  which when combined with the $70,000 loan advance made pursuant to
Section 3.1 aggregates to $280,000 of Advances.

         3.3 The Advances shall be repaid in accordance with the terms of the Promissory Note and Security Agreement, in the form attached hereto as Exhibit E, which Alpha shall execute and deliver to SciClone at the Closing.

     4. Representations and Warranties by Alpha. In order to induce SciClone to enter into and perform this Agreement, Alpha hereby makes the representations and warranties set forth in Exhibit F attached hereto, subject to the exceptions set forth on the Schedule of Exceptions attached hereto as Exhibit G.

     5. Representations and Warranties by SciClone. In order to induce Alpha to enter into and perform this Agreement, SciClone hereby make the representations and warranties set forth in Exhibit H attached hereto, subject to the exceptions set forth on the Schedule of Exceptions attached hereto as Exhibit I.

     6. Pre-Closing Matters

         6.1 Alpha shall use its Best Efforts to file, within twenty (20) business days after the Effective Date, with the United States Securities and Exchange Commission ("SEC"), Alpha's proxy statement for a stockholders meeting, at which meeting Alpha's stockholders will be asked to approve the transactions contemplated by this Agreement (the "Stockholders Meeting"). Alpha shall use its Best Efforts to obtain SEC clearance for said proxy statement, and upon obtaining such clearance, Alpha shall promptly mail said proxy statement to its stockholders and schedule and hold a stockholders meeting.

         6.2 In the proxy statement and at the Stockholders Meeting, Alpha's Board of Directors shall recommend, to the extent consistent with its fiduciary duty, that the Alpha stockholders approve the transactions contemplated by this Agreement, and Alpha shall use its

Best Efforts to obtain such approval. Alpha shall notify SciClone in writing upon obtaining said stockholders approval.

         6.3 For the Net Sales (as defined in the 1994 Agreement) under the 1994 Agreement made from and after the Effective Date, no royalties shall be earned or payable to Alpha (other than those payable to Third Party Licensors), so long as the Closing ultimately occurs. If for any reason the Closing does not occur, then any and all royalties as specified in the 1994 Agreement shall become earned and payable on the Net Sales which occurred from and after the Effective Date, and said earned royalties shall be deducted from the Cash Consideration paid by SciClone to Alpha pursuant to Section 2(a) hereof.

         6.4 Alpha and SciClone have mutually approved a press release in the form attached hereto as Exhibit K, which press release shall be issued promptly after the Effective Date.

     7. Closing

         7.1 A closing (the "Closing") at which the transactions specified in this Agreement as occurring at the Closing shall be held at the offices of Gray, Cary, Ware & Freidenrich, Palo Alto, California, on a date that is mutually agreed to by Alpha and SciClone that is within five (5) business days after all of the conditions to the Closing have been satisfied or waived (the "Closing Date"), or on such other date or at such other location as may be mutually agreed to by the parties. The Closing conditions and procedure shall be as set forth in Section 7.2 hereof.

         7.2 Closing Conditions and Procedures. Each of the following items shall be a precondition to the Closing, unless waived by both parties (except for the conditions of

Sections 7.2(d) and 7.2(e) which shall be a condition to the obligation of only the party that is the beneficiary thereof), and the following procedures shall be followed to accomplish the Closing:

         (a) Consent from Third Party Licensors. Prior to the Closing, Alpha shall obtain and furnish to SciClone (i) all agreements and consents from each Third Party Licensor, in form and substance reasonably satisfactory to SciClone, necessary to effect the assignment of the Alpha Licensed Patent Rights to SciClone, and (ii) an acknowledgment from each Third Party Licensor, in form and substance reasonably satisfactory to SciClone, that upon such assignment the Alpha Licensed Patent Rights will remain in full force and effect, and there are no outstanding defaults by Alpha with respect to the Alpha Licensed Patent Rights.

         (b) Assignments. At the Closing, Alpha shall deliver to SciClone assignments of the Alpha Rights, in form and substance reasonably satisfactory to SciClone.

         (c) Government Filings. At the Closing, Alpha shall deliver to SciClone short form assignments of the Alpha Owned Patent Rights appropriate for SciClone to file with the United States Patent and Trademark Office, and for SciClone to file with foreign governmental offices that are identified by SciClone, in a form and substance reasonably satisfactory to SciClone. Alpha shall also deliver to SciClone any other appropriate assignments and documents for filing with governmental regulatory bodies as SciClone reasonably may request to effect the assignment of Alpha Rights contemplated by this Agreement. All expenses for filing fees and legal fees to effect the conveyance of the Alpha Rights to SciClone shall be borne by SciClone, excluding any fees of Alpha's attorneys (other than if SciClone specially engages Alpha's attorney for certain specified services).

         (d) Representations and Warranties Remain True and Correct. As of the Closing Date, all of the representations and warranties by Alpha and SciClone contained in this Agreement shall be deemed to be restated as of the Closing, and all of said representations and warranties shall be true and correct in all material respects as of the Closing Date, and SciClone shall deliver to Alpha, and Alpha shall deliver to SciClone, a closing certificate confirming the same.

         (e) Compliance with Covenants. As of the Closing Date, each party shall in all material respects have performed and complied with the covenants that are to be performed and complied with as of the Closing Date, and SciClone shall deliver to Alpha, and Alpha shall deliver to SciClone, a closing certificate confirming the same.

         (f) Absence of Adverse Events. Prior to the Closing Date, there shall not have occurred any material adverse event applicable to the Alpha Rights that is outside of the control of SciClone. Without limiting the generality of the foregoing, there shall not be any material claim of any invalidity or infringement with respect to the Alpha Rights, and there shall not be any claim of any material default relating to TA-1 under the Alpha IP Rights Agreements, and no creditors of Alpha shall have commenced or threatened to commence any bankruptcy proceedings or creditor collection proceeding against Alpha that could have a material adverse effect on the Alpha Rights or on SciClone's rights under this Agreement. Alpha shall deliver to SciClone a closing certificate confirming the same.

         (g) No Action Commitment from Creditors. Alpha shall cause to be delivered to SciClone from Alpha's creditors who hold at least 90% of the aggregate dollar value of Alpha's outstanding financial obligations, a "No Action Commitment," substantially in the form attached hereto as Exhibit J, or such other form as may be mutually approved by Alpha and SciClone.

         (h) Stock Issuance. At the Closing, SciClone shall issue to Alpha stock certificates evidencing the Shares specified in Section 2(b) hereof; and SciClone shall retain custody of said stock certificates to the extent provided in the Promissory Note and Security Agreement, in order to perfect SciClone's security interest therein.

         (i) Stock Rights Agreement. At the Closing, SciClone and Alpha shall execute and deliver the Stock Rights Agreement, in the form attached hereto as Exhibit D.

         (j) Stockholder Approval. At the Closing, Alpha shall furnish to SciClone a certificate of its corporate secretary certifying that Alpha's stockholders have duly approved the transactions contemplated by this Agreement.

         (k) Promissory Note and Security Agreement. At the Closing, Alpha shall execute and deliver to SciClone the Promissory Note and Security Agreement, in the form attached hereto as Exhibit E.

         (l) License From Alpha. Prior to the Closing, Alpha shall execute and deliver to SciClone an assignment of all license agreements, if any, not previously assigned to SciClone pursuant to which Alpha has granted any rights to a third party with respect to the Alpha Rights, and Alpha shall provide such notice of assignment to, or obtain such consent of, any such third party licensee as is necessary to effect such assignment. Without limiting the generality of the foregoing, and for avoidance of doubt, the parties hereby acknowledge and agree that upon the Closing, Alpha shall not be entitled to any further payments applicable to any agreements with respect to Sclavo, including the April 7, 1997 Amendment No. Two to the 1994 Agreement, except as otherwise provided in Section 13 hereof.

     8. Covenants

         8.1 Assumed and Retained Liabilities. From and after the Closing, SciClone hereby assumes all of the liabilities of Alpha, and agrees to perform all of the covenants and agreements of Alpha, in respect of the Alpha Rights that accrue as of and after the Closing (the "Assumed Liabilities"). From and after the Closing, Alpha shall continue to be responsible for all of the liabilities of Alpha, and shall perform all of the covenants and agreements of Alpha in respect of, the Alpha Rights accrued as of the Closing, but excluding all of the liabilities, covenants and agreements of Alpha that SciClone agreed to assume or perform under the 1994 Agreement (the "Retained Liabilities"). Notwithstanding the foregoing, and in addition to the foregoing, SciClone and Alpha shall each continue to have and perform the obligations under the 1994 Agreement that are to survive as specified in Section 13 hereof. Alpha shall indemnify, defend and hold harmless SciClone from and against (i) any and all liabilities, obligations, and claims arising prior to the Closing Date with respect to the Retained Liabilities, and (ii) any claims made against SciClone by creditors of Alpha by reason of the transactions contemplated by this Agreement (excluding the Assumed Liabilities and excluding any surviving obligations of SciClone under the 1994 Agreement). SciClone shall indemnify, defend and hold harmless Alpha from and against any and all liabilities, obligations and claims arising from and after the Closing Date with respect to the Assumed Liabilities.

         8.2 Confidentiality.

         (a) Each party agrees that for a period of ten (10) years after the date of expiration of the last patent included in the Alpha Rights, it will maintain in confidence, and will not use or disclose, any Confidential Information disclosed to it by the other party, except that either party may use and disclose Confidential Information to the extent such disclosure is reasonably necessary to comply with applicable governmental laws and regulations (including without limitation the federal securities laws), and SciClone may use all Confidential Information of Alpha with respect to the Alpha Rights.

         (b) "Confidential Information" shall mean, with respect to either party, any confidential information or data, and any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter of such party, its present or future products, sales, suppliers, customers, employees, investors or businesses whether in oral, written, graphic or electronic form, that is identified as Confidential Information under this Agreement in a writing delivered by the disclosing party to the receiving party contemporaneously with the transfer of the information or, if disclosed orally, is identified a Confidential Information in a writing delivered by the disclosing party to the receiving party within twenty (20) business days following such oral disclosure; provided, however, Confidential Information shall not include any information that:

                  (i) was already known to the receiving party, other than under an obligation of confidentiality to the disclosing party, at the time of disclosure to the receiving party;

                  (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                  (iii) becomes generally available to the public or otherwise becomes part of the public domain after its disclosure to the receiving party, other than through any act or omission of the receiving party in breach of this Agreement;

                  (iv) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

                  (v) was independently developed by the receiving party, without use of Confidential Information of the disclosing party.

         (c) Alpha agrees that for a period of ten (10) years after the date of expiration of the last patent included in the Alpha Rights, it will maintain in confidence and not use or disclose the Alpha Technical Information (as defined by the 1994 Agreement) except that Alpha may disclose Alpha Technical
Information (i) to the extent that the disclosure of such Alpha Technical Information does not relate to the Alpha Rights, (ii) the disclosure of which is required by governmental laws or regulations (including without limitation the federal securities laws), or (iii) the disclosure of which is required to prosecute or defend any litigation. In the case of any disclosure permitted by subparagraphs (ii) or (iii) above, before any such disclosure is made, Alpha shall use its best efforts to give SciClone written notice at least ten (10) business days in advance of the disclosure, together with a legal opinion that the exception in subparagraph (ii) or (iii) is satisfied. In any event, any such disclosure shall be only that limited information which is required to be disclosed, and no more.

         8.3 Cooperation and Additional Documents; Omitted Items. Each party hereby agrees to cooperate with the other party and to execute and deliver any and all documents and to take any and all actions as might be reasonably required to carry out the purposes and intentions of this Agreement. Without limiting the generality of the foregoing, in the event there is any subsequently discovered or identified TA-1 patent right or agreement owned by or licensed by or to Alpha which is within the intended scope of the Alpha Rights as identified on Exhibits A, B, and C attached hereto, but which has inadvertently been omitted from said exhibits, then said omitted rights or agreements shall automatically be deemed to be added to said exhibits, and the parties shall execute and deliver appropriate documentation to so identify said omitted rights or agreements.

         8.4 Access and Full Disclosure.

         (a) From and after the date of this Agreement, and continuing for a period of three (3) years after the Closing, (i) Alpha shall cooperate fully with SciClone to provide to SciClone copies of and/or access to all relevant information, files, documents, reports and materials applicable to the Alpha Patent Rights and the Alpha IP Rights Agreements, and

(ii) Alpha shall fully disclose to SciClone any new information or newly identified information which comes to the attention of Alpha concerning the Alpha Rights.

         (b) From and after the date of this  Agreement and prior to the Closing
(i) Alpha shall fully disclose to SciClone any new information or newly identified information concerning any material adverse change in the factual representations made by Alpha pursuant to this Agreement, and (ii) SciClone shall fully disclose to Alpha any new information or newly identified information which comes to the attention of SciClone concerning any material adverse change in the factual representations made by SciClone pursuant to this Agreement.

         8.5 Normal Course of Business. From the date of this Agreement until the Closing Date, Alpha shall continue to conduct its business and affairs related to the Alpha Rights in the normal and ordinary course of business. Without the prior written consent of SciClone, Alpha shall not take any action, omit to take any required action, or execute or deliver any agreement with respect to the Alpha Rights which is not in the ordinary course of business of Alpha.

         8.6 Covenant Not to Compete.

         (a) For so long as any patent included in the Alpha Rights remains in effect in some country, Alpha agrees that it will not, directly or indirectly, make, have made, use, or sell TA-1 anywhere in the world.

         (b) Alpha acknowledges that a remedy at law for any breach or attempted breach of this Section 8.6 will be inadequate and further agrees that any breach of this

Section 8.6 will result in irreparable harm to SciClone; and Alpha covenants and agrees not to oppose any demand for specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Alpha acknowledges that this Section 8.6 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the rights of SciClone purchased from Alpha pursuant to this Agreement. Whenever possible, each provision of this
Section 8.6 shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Section 8.6 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision whether remaining provisions of this Section 8.6. If any provision of this Section 8.6 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section, but shall be confined in its operation to the provision of this Section
8.6 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 8.6 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to a maximum time or geographic limitations permitted by applicable law.

         8.7 Bankruptcy. Alpha agrees that it will not, within 180 days after the Closing Date, file for any federal bankruptcy proceeding or any similar state law proceeding without first giving to SciClone at least thirty (30) days prior written notice. In the event any federal or state bankruptcy proceeding is filed against Alpha within such period, Alpha hereby agrees to so notify SciClone in writing within three (3) business days after Alpha receives notice thereof.

     9. Termination and Default

         9.1 Termination. If (i) the Closing has not occurred by April 30, 1998, or (ii) the stockholders of Alpha fail to approve the transactions contemplated by this Agreement at the Stockholders Meeting, then either Alpha or SciClone, if it is not then in default of its obligations under this Agreement, may terminate this Agreement any time thereafter upon delivering to the other party a written notice of termination. Until any such notice of termination is given, the parties shall continue to use their reasonable, diligent and good faith efforts to cause the closing conditions to be satisfied and the Closing to occur as soon as practical.

         9.2 Default. If prior to the Closing any party is in default of its obligations under this Agreement, and such default is not cured within thirty
(30) days after written notice of default is given to the defaulting party by the other party to this Agreement, then the non-defaulting party shall be entitled to terminate this Agreement by delivering to the defaulting party a written notice of termination.

         9.3 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 9.2, the non-defaulting party shall be entitled to pursue any and all remedies at law or equity available against the defaulting party. If this Agreement is terminated pursuant to Section 9.1, then neither party shall have any further rights or obligations under this Agreement, except that the provisions in Sections 2(f), 6.3, 8.2, 9.3 and 14 hereof shall survive such termination of this Agreement and remain in effect as applicable. The provisions in Section 2(f) shall survive and remain in effect after any termination of this Agreement for any reason.

     10. Survival of Representation and Warranties The representations and warranties made by the parties in this Agreement shall survive the Closing and shall in no manner be limited by any investigation of the subject matter thereof made by or on behalf of either party or by the satisfaction of any condition to the Closing.

     11. Indemnification by Alpha

         11.1 Provided the Closing occurs, Alpha shall indemnify and save harmless SciClone, its stockholders, directors, officers and agents from and against any and all losses, liabilities, expenses (including, without limitation, fees and disbursements of counsel and expenses of investigation), claims, liens or other obligations whatsoever (hereinafter individually a "Claim" or collectively "Claims") incurred by any such indemnified party as a result of (i) the breach of any representation or warranty made by Alpha in this Agreement or otherwise made in writing and delivered by Alpha to SciClone in connection with the transactions contemplated hereby; and/or (ii) any failure of Alpha to perform or comply with any of its covenants and agreements set forth herein or in any other document executed in connection with the transactions contemplated hereby. No indemnification obligation shall arise hereunder unless and until the aggregate amount of Claims hereunder exceeds $50,000 (the
"Basket"). In the event that the amount of all Claims exceeds the Basket, SciClone shall be entitled to collect the full amount of all Claims (including the Basket Claims).

         11.2 The following are conditions precedent to any liability of Alpha under Section 11.1:

         (a) SciClone shall give Alpha prompt written notice of any event or assertion of which it has knowledge concerning any Claims and as to which it may request indemnification.

         (b) SciClone shall cooperate with and assist Alpha in defending or settling the Claims.

         (c) SciClone shall permit Alpha to control the defense or settlement of the Claims, including selection of counsel to represent SciClone (so long as such counsel shall be reasonably satisfactory to SciClone and that such counsel shall diligently and effectively defend the Claim). SciClone may maintain separate counsel at its own cost and expense in connection with any Claim.

         (d) In no event shall SciClone settle a Claim without the prior written approval of Alpha, which approval shall not be unreasonably withheld.

         11.3 The indemnification obligations of Alpha under Section 11.1 shall apply to any Claim as to which notice has been given pursuant to Section 11.2(a) prior to the third anniversary of the Closing Date, and shall continue in full force and effect as to any such Claim until such Claim has been settled by mutual agreement of the parties concerned, by arbitration in accordance with the provisions of this Agreement or, in the event of a Claim resulting from legal action by a third party, by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken).

     12. Indemnification by SciClone

         12.1 Provided the Closing occurs, SciClone shall indemnify and save harmless Alpha, it stockholders, directors, officers and agent from and against any and all losses, liabilities, expenses (including, without limitation, fees and disbursements of counsel and expenses of investigation), claims, liens or other obligations whatsoever (hereinafter individually a "Claim" or collectively "Claims") incurred by any such indemnified party as the result of (i) the breach of any representation or warranty made by SciClone in this Agreement or otherwise made in writing and delivered by SciClone to Alpha in connection with the transactions contemplated hereby; and/or (ii) any failure of SciClone to perform or comply with any of its covenants and agreements set forth herein or in any other document executed in connection with the transactions contemplated hereby. No indemnification obligation shall arise hereunder unless and until the aggregate amount of Claims hereunder exceeds $50,000 (the "Basket"). In the event that the amount of all Claims exceeds the Basket, Alpha shall be entitled to collect the full amount of all Claims (including the Basket Claims).

         12.2 The following are conditions precedent to any liability of SciClone under Section 12.1:

         (a) Alpha shall give SciClone prompt written notice of any event or assertion of which it has knowledge concerning any Claims and as to which it may request indemnification.

         (b) Alpha shall cooperate with and assist SciClone in defending or settling the Claims.

         (c) Alpha shall permit SciClone to control the defense or settlement of the Claims, including selection of counsel to represent Alpha (so long as such counsel shall be reasonably satisfactory to Alpha and that counsel shall diligently and effectively defend the Claim). Alpha may maintain separate counsel at its own cost and expense in connection with any Claim.

         (d) In no event shall Alpha settle a Claim without the prior written approval of SciClone, which approval shall not be unreasonably withheld.

         12.3 The indemnification obligations of SciClone under Section 12.1 shall apply to any Claim as to which notice has been given pursuant to Section 12.2(a) prior to the third anniversary of the Closing Date, and shall continue in full force and effect as to any such Claim until such Claim has been settled by mutual agreement of the parties concerned, by arbitration in accordance with the provisions of this Agreement or, in the event of a Claim resulting from legal action by a third party, by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken).

     13. Termination of 1994 Agreement. Effective as of the time of the Closing of this Agreement, the 1994 Agreement shall terminate, except that the following provisions of, or obligations under, the 1994 Agreement shall remain in full force and effect in accordance with their terms under the 1994 Agreement (except as otherwise provided in this Article 13) notwithstanding the execution, delivery and performance of this Agreement.

         13.1 Article 1 (Definitions) insofar as such definitions relate to any of the other surviving provisions of the 1994 Agreement.

         13.2 All obligations of SciClone to the extent still applicable, under Sections 2.5.3, 4.1, 4.2, 4.3, 4.4, 5.3 and 5.4.

         13.3 Article 6 (Standstill Agreements), except that Alpha Owned Shares (as defined by Section 6.3.1 of the 1994 Agreement) shall not include the Initial Shares or any Additional Shares.

         13.4 Article 7 (Mutual Release).

         13.5 Article 8 (Confidentiality).

         13.6 Section 11.1.1 (Termination).

         13.7 Sections 13.3, 13.4, and 13.6 (Indemnification).

         13.8 Article 14 (Audit).

         13.9 Article 16 (Miscellaneous).

     14. General Provisions.

         14.1 Expenses. Except as otherwise provided in this Agreement and the Ancillary Documents, the parties will each pay their own legal, accounting and other professional expenses incurred in connection with the transactions contemplated hereby.

         14.2 Brokers. Each party represents and warrants to the other that no person has acted as a broker, a finder or in any similar capacity in connection with the transactions contemplated by this Agreement and the Ancillary Documents. Each party shall indemnify the other against, and agrees to hold the other harmless from, all liabilities and expenses (including reasonable attorneys' fees and expenses) in connection with any claim by anyone against the other for compensation as a broker, a finder or in any similar capacity, by reason of services allegedly rendered to the indemnifying party in connection with the transactions contemplated hereby.

         14.3 Entire Agreement. This Agreement (including the Exhibits hereto) and the Ancillary Documents contain the entire agreement between the parties with respect to the matters contemplated hereby, and all prior negotiations, understandings and agreements between them are superseded by this Agreement (except to the extent otherwise provided herein) and the Ancillary Documents.

         14.4 Assignment. Neither this Agreement nor the Ancillary Documents or any right of any party hereunder or thereunder may be assigned without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign its rights under this Agreement or the Ancillary Documents, without the consent of the other party, to any entity that acquires such party through a merger, consolidation, or purchase of all or substantially all of its stock or assets. This Agreement and the Ancillary Documents bind and inure to the benefit of each party's successors and permitted assigns.

         14.5 Notices. Any notice or other communication required or permitted to be given under this Agreement or the Ancillary Documents shall be in writing and will be deemed effective (i) when delivered in person, or (ii) when sent by confirmed facsimile, or (iii) on the fifth day after the day on which mailed by first class mail from within the United States of America, and addressed as provided herein, or (iv) on the first business day following delivery to a national overnight courier service and addressed as provided herein. Any such notice or other communication sent by mail, courier or facsimile shall be addressed as follows, unless and until a different address is designated by the party by notice as provided herein:


         If to SciClone      SciClone Pharmaceuticals, Inc.
                             901 Mariners Island Blvd. #315
                             San Mateo, CA 94404
                             Attn:  Shawn Singh
                             Facsimile No.: (650) 358-3469


         With a copy to:     Gray Cary Ware & Freidenrich
                             4365 Executive Dr., Suite 1600
                             San Diego, CA 92121
                             Attn:  Knox Bell, Esq.
                             Facsimile No.: (619) 677-1477


         If to Alpha:        Alpha 1 Biomedicals, Inc.
                             6707 Democracy Boulevard
                             Suite 111
                             Bethesda, MD  20817-1129
                             Attn:  Michael Berman, Ph.D.
                             Facsimile No.:  (301) 564-4424

         With a copy to:     Covington & Burling
                             1201 Pennsylvania Avenue, N.W.
                             Washington, D.C.  20044
                             Attn:  D. Michael Lefever
                             Facsimile No.: (202) 662-6291

         14.6 Governing Law. This Agreement and the Ancillary Documents will be governed by, and construed under, the laws of the State of California.

         14.7 Amendment. This Agreement and the Ancillary Documents may be amended only by a document in writing signed by the parties hereto or thereto.

         14.8 Counterparts. This Agreement or any Ancillary Documents may be executed in two counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Signatures may be transmitted by facsimile, and this Agreement or any Ancillary Documents will be fully binding once the signatures of both parties have been so transmitted.

         14.9 Public Disclosure. No party shall disclose the terms of this Agreement or any Ancillary Documents without the written consent of the other party, except as required by law or pursuant to the disclosure obligations under the rules and regulations of the SEC. SciClone shall file with the SEC a request for confidential treatment as to various confidential provisions in this Agreement, and Alpha shall file with the SEC a request for the same confidential treatment, except to the extent that Alpha's legal counsel opines in writing that it is legally improper for Alpha to make such a request that such provisions be given confidential treatment, but subject to any ultimate final decision made by the SEC as to confidentiality and disclosure. The parties hereby consent to the disclosure as set forth in the press release attached hereto as Exhibit L.

         14.10 Further Assurances. Each party agrees to execute such further instruments and documents and to do such further acts as may be reasonably requested by any other party to carry out the transactions contemplated by this Agreement and such Ancillary Document.

         14.11 Headings. Captions and headings used herein are for convenience of reference only and are not a part of this Agreement or any Ancillary Documents and shall not be used in constructing this Agreement or any Ancillary Documents.

         14.12 Waiver. No waiver of any provision of this Agreement or any Ancillary Documents shall be binding unless executed in writing by the party making the waiver, and no such waiver shall constitute a waiver of any other provision of this Agreement or any Ancillary Documents, whether or not similar, nor shall any waiver constitute a continuing waiver unless so stated in any such writing.

         14.13 Parties in Interest. Nothing in this Agreement or any Ancillary Document, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement or such Ancillary Documents on any persons other than the parties hereto and thereto and their respective successors and permitted assigns (and their affiliates and other persons as to the indemnification specified in Sections 11 and 12) of this Agreement and
Article 2 of the Stock Rights Agreement. Nothing in this Agreement or any Ancillary Document is intended to relieve or discharge the obligation or liability of any third person to either party to this Agreement or any Ancillary Documents, nor shall any provision give any third person any right of subrogation or action over against either party to this Agreement or any Ancillary Documents.

         14.14 Recovery of Litigation or Arbitration Costs. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement or any Ancillary Documents, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be decided by the arbitrators pursuant to Section 14.17 hereof.

         14.15 Severability. Each term, covenant, condition or provision of this Agreement and each Ancillary Documents shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be held to be invalid by a proper court or in an arbitration proceeding, then the remaining provisions shall continue in full force and effect, so long as the essential benefits of this Agreement and each Ancillary Documents will still be realized by the parties.

         14.16 Time of Essence. Time is of the essence in the performance of all obligations under this Agreement and each Ancillary Documents.

         14.17 Arbitration. Any controversy or claim arising out of or relating to this Agreement or any Ancillary Documents, including without limitation any breach thereof, and the indemnification provisions hereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and the procedures set forth below. In the event of any inconsistency between the Rules of AAA and the procedures set forth below, the procedures set forth below shall control. Judgment upon the award rendered by the arbitrators may be enforced in any court having jurisdiction thereof.

         (a) Location. The location of the arbitration (i) shall be in the County of Santa Clara, California, if the proceeding is initiated by Alpha, and
(ii) shall be in the County of Montgomery, Maryland, if the proceeding is initiated by SciClone.

         (b) Selection of Arbitrators. The arbitration shall be conducted by a panel of three neutral arbitrators who are independent and disinterested with respect to the parties, this Agreement, and the outcome of the arbitration. Each party shall appoint one neutral arbitrator, and the two arbitrators so selected shall then select the third arbitrator. If one party has given written notice to the other party as to the identity of the arbitrator appointed by the party, and the party thereafter makes a written demand on the other party to appoint its designated arbitrator within the next ten days, and the other party fails to appoint its designated arbitrator within ten days after receiving said written demand, then the arbitrator who has already been designated shall appoint the other two arbitrators.

         (c) Discovery. Unless the parties mutually agree in writing to additional pre-hearing discovery, the only pre-hearing discovery shall be (a) reasonably limited production of relevant and non-privileged documents, and (b) the identification of witnesses to be called at the hearing, which identification shall give the witness' name, general qualifications and position, and a brief statement as to the general scope of the testimony to be given by the witness. The arbitrators shall decide any disputes and shall control the process concerning these pre-hearing discovery matters. Pursuant to the Rules of AAA, the parties may subpoena witnesses and documents for presentation at the hearing.

         (d) Case Management. Prompt resolution of any dispute is important to both parties; and the parties agree that the arbitration of any dispute shall be conducted expeditiously. The arbitrators are instructed and directed to assume case management initiative and control over the arbitration process (including scheduling of events, pre-hearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute.

         (e) Remedies. The arbitrators shall follow and apply applicable law. The arbitrators shall grant such legal or equitable remedies and relief in compliance with applicable law that the arbitrators deem just and equitable, to the same extent that remedies or relief could be granted by a state or federal court, provided however, that no punitive damages may be awarded. No court action may be maintained seeking punitive damages. The decision of any two of the three arbitrators appointed shall be binding upon the parties and shall be enforceable in any court of competent jurisdiction.

         (f) Expenses. The expenses of the arbitration, including the arbitrators' fees, expert witness fees, and attorney's fees, may be awarded to the prevailing party, in the discretion of the arbitrators, or may be apportioned between the parties in any manner deemed appropriate by the arbitrators. Unless and until the arbitrators decide that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrators' fees as and when billed by the arbitrators.

         (g) Construction. This Agreement and the Ancillary Documents shall be construed and interpreted in accordance with the plain meaning of the entirety of the provisions of this Agreement and the Ancillary Documents, consistent with the overall intent and spirit of the parties and the entire Agreement and the Ancillary Documents. As both parties and their legal counsel have participated in the negotiations and the drafting for this Agreement and the Ancillary Documents, any ambiguity or inconsistency in any of the provisions of this Agreement and the Ancillary Documents shall not be construed against either party as the draftsman of this Agreement and the Ancillary Documents.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth above.

                         SCICLONE:
                              SciClone Pharmaceuticals, Inc.,
                              a California corporation

                              By: /s/ Donald R. Sellers
                                 ----------------------------------------------

                         ALPHA:
                              Alpha 1 Biomedicals, Inc.,
                              a Delaware corporation

                              By: /s/ Michael L. Berman
                                 ----------------------------------------------

                                INDEX TO EXHIBITS


Exhibit                    Description
-------                    -----------

  A            Alpha Owned Patent Rights

  A-1          Owned 100% by Alpha

  A-2          Owned Jointly with Others

  B            Alpha Licensed Patent Rights

  C            Alpha IP Rights Agreements

  D            Form of Stock Rights Agreement

  E            Form of Promissory Note and Security Agreement

  F            Alpha Representations and Warranties

  G            Schedule of Exceptions to Alpha Representations and Warranties

  H            SciClone Representations and Warranties

  I            Schedule of Exceptions to SciClone Representations and Warranties

  J            No Action Commitments from Alpha's Creditors

  K            Press Release

                                    EXHIBIT A

                            Alpha Owned Patent Rights



                 1.       Patent Rights Owned 100% by Alpha:

                          See Exhibit A-1



                 2.       Patent Rights Owned by Alpha Jointly with Others:

                          See Exhibit A-2

                                                             ExhibitA-1

                                                 ALPHA RIGHTS ACQUISITION AGREEMENT

                                                      ALPHA OWNED PATENT RIGHTS
                                                        (Owned 100% by Alpha)


                                                              APPLICATION       PATENT
SUBJECT                              COUNTRY                  NUMBER            NUMBER                  APPLICANT(S)
Solid Phase                         Austria                   86302731          E 91 130 B                Alpha
Process for                         Belgium                   86302731          0 200 404                 Alpha
Synthesizing                        Canada                    506,495           1,271,300                 Alpha
Peptides                            EPO                       86302731.4        0200404                   Alpha
                                    Germany                   86302731          36 88 632 T2              Alpha
                                    Israel                    78479             78479                     Alpha
                                    Israel                    97297             97297                     Alpha
                                    Italy                     86302731          0 200 404                 Alpha
                                    Luxembourg                86302731          0 200 404                 Alpha
                                    Sweden                    86302731          0 200 404                 Alpha
                                    United States             06/849,835        4,855,407                 Wang
                                    Switzerland               82302731          0 200 404
                                    Germany                   86302731          0 200 404
                                    France                    86302731          0 200 404
                                    Great Britain             86302731          0 200 404
                                    Hong Kong                 0 200 404         10/1977
                                    Japan                     82423/86
                                    Netherlands               86302731          0 200 404
                                    United States             849,835           4,855,407

Solid Phase Process                 Taiwan                    78103481          44023                     Alpha
for Synthesizing
Thymosin Alpha 1                    Belgium                   89304584.9        0 341 935
                                    Switzerland               89304584.9        0 341 935
                                    Germany                   89304584.9        P68926178

                                                          1


                                                              APPLICATION       PATENT
SUBJECT                              COUNTRY                  NUMBER            NUMBER                  APPLICANT(S)

                                    European                  89304584.9        0 341 935
                                    Great Britain             89304584.9        0 341 935
                                    Japan                     115944/89
                                    South Korea               89-6267
                                    U.S.                      07/192,349        Abandoned
                                    United States             07/684,520        5,610,272
                                    United States             08/695,772

Analogs of Thymosin                 Taiwan                    83100771                                    Alpha
Alpha 1                             United States             08/188,232                                  Wang
                                    Argentina                 330,747
                                    Canada                    2,181,477
                                    Chile                     134-95
                                    Colombia                  95.002.305
                                    European                  95907463.4
                                    Indonesia                 P-950140
                                    Japan                     520088/1995
                                    Malaysia                  PI 9500180
                                    Peru                      259687
                                    Philippines               49849
                                    Thailand                  025289
                                    Taiwan                    83100771
                                    Venezuela                 115-95
                                    PCT                       US95/00617
                                    South Africa              95/0669                   95/0669

Thymosin Alpha 1 derivatives        China                     93119346                                    Alpha
                                    Columbia                  94003132                                    Alpha
                                    Ecuador                   94-1031                   PI96-918          Alpha
                                    Indonesia                 P0940180                                    Alpha
                                    Malaysia                  PI9400180                                   Alpha
                                    Mexico                    940861                                      Alpha
                                    PCT                       94/01249 (Abandoned)                        Alpha
                                    Peru                      236106                                      Alpha
                                    Philippines               47697                                       Alpha
                                    South Africa              94/0745                   94/0745           Alpha

                                                          2


                                                              APPLICATION       PATENT
SUBJECT                              COUNTRY                  NUMBER            NUMBER                  APPLICANT(S)

                                    Taiwan                    82104001                                    Alpha
                                    Thailand                  021377                                      Alpha
                                    United States (FWC)       08/246572                 5,512,656         Wang
                                    United States             08/013,087                                  ABANDONED
                                    Venezuela                 177/94                                      Alpha

Synthesis of                        United States             917,059                   4,148,788         Wang
Thymosin Alpha 1

[Asn2] Thymosin Alpha 1             United States             871,563                   4,116,951         Wang
and Analogs thereof


                                                             ExhibitA-2
                                                 ALPHA RIGHTS ACQUISITION AGREEMENT

                                                      ALPHA OWNED PATENT RIGHTS
                                                 (Owned Jointly by Alpha and Others)

                                                              APPLICATION               PATENT
SUBJECT                             COUNTRY                   NUMBER                    NUMBER            APPLICANT(S)
Composition and                     South Africa              92/6964                   92/6964           Chretien
Method of Treating                                                                                        Mutchnick
Hepatitis C                                                                                               Sherman
                                    Argentina                 330,747
                                    Indonesia                 P-004712                                    Chretien
                                                                                                          Mutchnick
                                                                                                          Sherman
                                    Malaysia                  PI 9201633                                  Chretien
                                                                                                          Mutchnick
                                                                                                          Sherman
                                    Mexico                    925240                                      Chretien
                                                                                                          Mutchnick
                                    PCT                       PCT/US92/07556                              Alpha
                                                                                                          Mutchnick
                                                                                                          Sherman
                                    PCT-Australia             26447/92                  667327            Alpha
                                                                                                          Mutchnick
                                                                                                          Sherman
                                    PCT-Canada                2119006                                     Alpha
                                                                                                          Mutchnick
                                                                                                          Sherman
                                    PCT-Czechoslovakia        PV551-94                                    Alpha
                                                                                                          Mutchnick
                                                                                                          Sherman
                                    PCT-EPO*                  929119977.6                0603305          Alpha
         *(Austria, Belgium, Switzerland, Denmark, Germany, Spain, France, United Kingdom,                Mutchnick
            Greece, Ireland, Italy, Luxemberg, Netherlands and Lichenstein)                               Sherman

                                                          4


                                                              APPLICATION               PATENT
SUBJECT                             COUNTRY                   NUMBER                    NUMBER            APPLICANT(S)

                                    PCT-Finland               941133                                      Alpha
                                                                                                          Mutchnick
                                                                                                          Sherman
                                    PCT-Hungary               P9400758                                    Alpha
                                                                                                          Mutchnick
                                                                                                          Sherman
                                    PCT-Japan                 506083/1993                                 Alpha
                                                                                                          Mutchnick
                                    PCT-Norway                P941310                                     Alpha
                                    (Abandoned)                                                           Mutchnick
                                                                                                          Sherman
                                    PCT-Romania               94-00409                                    Alpha
                                                                                                          Mutchnick
                                                                                                          Sherman
                                    PCT-Russia Fed.           94022480.14                                 Alpha
                                                                                                          Mutchnick
                                                                                                          Sherman
                                    PCT-South Korea           94/0700603                                  Alpha
                                                                                                          Mutchnick
                                                                                                          Sherman
                                    Philippines               44927                                       Chretien
                                    Singapore                 9606295-5                                   Mutchnick
                                                                                                          Sherman
                                    Taiwan                    81101971                  NI66154           Chretien
                                                                                                          Mutchnick
                                    United States             07/759,544                                  Chretien
                                                              ABANDONED                                   Mutchnick

Composition and Method              United States             08/145,660                                  Chretien
of treating Hepatitis C.                                                                                  Mutchnick
(Refiling  on 11/4/93 of 07/759,544
filed on 9/13/91)

Method and Composition              Indonesia                 P940716                                     Alpha
for Treatment of Patients                                                                                 Wayne State
Having Decompensated Liver Japan                              279386/1993                                 Chretien
Disease                                                                                                   Mutchnick
                                    Malaysia                  PI9401152                                   Alpha
                                                                                                          Wayne State

                                                          5


                                                              APPLICATION               PATENT
SUBJECT                             COUNTRY                   NUMBER                    NUMBER            APPLICANT(S)

                                    Mexico                    943453                                      Alpha
                                                                                                          Wayne State
                                    PCT                       US93/10619                                  Alpha
                                                                                                          Wayne State
                                    Philippines               48239                                       Alpha
                                                                                                          Wayne State
                                    Singapore                 9606415-9
                                    South Africa              94/3226 (Abandoned)                         Chretien
                                                                                                          Mutchnick
                                    Taiwan                    82109337                                    Chretien
                                                                                                          Mutchnick
                                    U.S.                      08/313,160
                                    Australia                 55920/94
                                    Canada                    2,175,337
                                    Europe                    94901265.2 (BE, DE, DK, ES, Fr, GB, Gr, It, PT, SE)
                                    Korea                     96-702942
                                    Netherlands               94901265.2
                                    Norway                    P961775
                                    New Zealand               258326

Method of Treating                  China                     931139345.1                                 Chretien
Hepatitis C in Non-                                                                                       Mutchnick
Responders, to Interferon           Japan                     331601/1993                                 Alpha
Treatment (CIP of                                                                                         Wayne State
07/759,544)                         Malaysia                  PI9400381                                   Alpha
                                                                                                          Wayne State
                                    Mexico                    941675                                      Alpha
                                                                                                          Wayne State
                                    PCT                       US94/02320                                  Alpha
                                                                                                          Wayne State
                                    Philippines               47868                                       Alpha
                                                                                                          Wayne State
                                    South Africa              94/1499                   94/1499           Alpha
                                                                                                          Wayne State
                                    United States             08/027,500                                  Chretien
                                                                                                          Mutchnick
                                    Australia                 62759/94
                                    Canada                    2,157,479
                                    European                  94910226.3

                                                          6


                                                              APPLICATION               PATENT
SUBJECT                             COUNTRY                   NUMBER                    NUMBER            APPLICANT(S)

                                    Finland                   954127
                                    Korea                     95-703297
                                    Norway                    P953473
                                    Singapore                 9605604-9

Thymosin alpha 1 for the            PCT                       US94/12106
treatment of autoimmune
hepatitis                           Taiwan                    82108901                  NI071799          Chretien
                                                                                                          Mutchnick
                                    United States             08/141,013                5,468,729         Chretien
                                                                                                          Mutchnick
                                    Indonesia                 P-941820
                                    Japan
                                    Mexico                    9408106
                                    Malaysia                  PI 9402830
                                    Philippines               49229
                                    Singapore                 9606784-8
                                    Thailand                  024237
                                    South Africa              94/8252                   94/8252

Thymosin Alpha 1                    New Zealand               185,519                   185,519           Alpha
                                                                                                          Texas
                                    South Africa              77/5976                   77/5976           Alpha
                                                                                                          Texas

                                                              Exhibit B

                                                 ALPHA RIGHTS ACQUISITION AGREEMENT

                                                    ALPHA LICENSED PATENT RIGHTS
                                                  (Patent Rights Licensed to Alpha)

                                                              APPLICATION               PATENT
SUBJECT                             COUNTRY                   NUMBER                    NUMBER            APPLICANT(S)
Immunoassay of                      United States             Not Known                 4,427,783         Newman
Thymosin Alpha 1                                                                                          Nishikawa
ABANDONED                                                                                                 Spiegel
                                                                                                          Symington
Process for                         United States             300,324                   4,374,197         Horecker
Thymosin Alpha 1
ABANDONED

Radioimmunoassay                    United States             Not Known                 4,264,571         Goldstein
of Thymosin Alpha 1                                                                                       McClure

[Improved] Radio-                   United States             139,944                   4,339,427         Goldstein
immunoassay of                                                                                            McClure
Thymosin Alpha 1                                                                                          Wang

Thymosin Alpha 1                    Argentina                 269752                    214903            Not Known

                                    Australia                 296699/77                 514,996           Not Known

                                    Austria                   A 7658/77                 362,493           Not Known

                                    Belgium                   182108                    860169            Not Known

                                                           8



                                                              APPLICATION               PATENT
SUBJECT                             COUNTRY                   NUMBER                    NUMBER            APPLICANT(S)

                                    Canada                    289510                    1,101,842         Not Known

                                    Chile                     738/77                    30,986            Not Known

                                    Denmark                   4782/77                   149,094           Not Known

                                    EPO                       84103670.0                Not Known         Not Known

                                    EPO                       84103671.0                Not Known         Not Known

                                    Finland                   773221                    56317             Not Known

                                    France                    7732259                   7732259           Not Known

                                    Germany                   P2748213.9                2748213           Not Known
                                    Federal
                                    Republic

                                    Great Britain             45001/77                  1,590,457         Not Known

                                    Hungary                   HO 2021                   172,798           Not Known

                                    Iran                      23092                     21330             Not Known
                                    Ireland                   2191/77                   45819             Not Known
                                    Israel                    53218/77                  53218             Not Known

                                    Italy                     29020/77                  1,195,254         Not Known

                                    Italy                     Not Known                 1113134           Not Known

                                    Japan                     127666/77                 1,345,074         Not Known
                                    Luxembourg                78395                     78395             Not Known
                                    Monaco                    1268/77                   126878-1167       Not Known
                                    Netherlands               7711814                   188,699
                                    New Zealand               185,519                   185,519           Not Known

                                    Norway                    3681/77                   143,346           Not Known
                                    Peru                      14963/78                  2,001             Not Known

                                                           9



                                                              APPLICATION               PATENT
SUBJECT                             COUNTRY                   NUMBER                    NUMBER            APPLICANT(S)

                                    Philippines               20361/77                  13,961            Not Known
                                    Portugal                  67204                     67204             Not Known
                                    Singapore                 Not Known                 1220/93           Not Known
                                    South Africa              5976/77                   77/5976           Not Known
                                    South Korea               2475/77                   12019             Not Known
                                    Spain                     463588                    463,588           Not Known
                                    Sweden                    7712071-5                 7712071           Not Known
                                    Switzerland               12161/77                  633,258           Not Known
                                    United States             766,638                   4,079,127         Goldstein
                                                                                                          Low
                                                                                                          Lai
                                                                                                          Wang
                                    Uruguay                   20517                     11,714            Not Known
                                    Venezuela                 2060/77                   Not Known         Not Known
                                    Yugoslavia                P 2573/77                 Not Known         Not Known

                                                          10


                                    EXHIBIT C

                           Alpha IP Rights Agreements



     1. Commercial Text Agreement, dated September 15, 1982, between Roche-US and Alpha, as amended by an Amendment to Commercial Text Agreement, effective August 7, 1984, a letter agreement dated September 18, 1986, a letter agreement dated September 22, 1986, an Agreement effective December 21, 1989, and an Agreement effective August 6, 1991, as related to all Thymosin Alpha I technology and rights; but excluding from the assignment to SciClone all technology and rights related to Thymosin Beta 3, Thymosin Beta 4 and any other non-Thymosin Alpha I technology.

     2. License Agreement, effective as of August 5, 1986, between Roche-Basle and Alpha, as amended by a letter agreement date March 4, 1991.

     3. License Agreement (Japan), effective as of October 21, 1988, between Roche-Basle and Alpha, as amended by a letter agreement dated March 4, 1991, and a letter agreement dated March 5, 1982.

     4. License Agreement (Other Countries), effective as of October 28, 1988, between Roche-Basle and Alpha, as amended by a letter agreement dated March 4, 1991, and a letter agreement dated March 5, 1992.

                                    EXHIBIT D

                             Stock Rights Agreement

         This Agreement, dated as of , 1998, is entered into between Alpha 1 Biomedicals, Inc. ("Alpha") and SciClone Pharmaceuticals, Inc. ("SciClone"). Certain terms used in this Agreement are defined in Section 9 hereof. Terms used in this Agreement that are not defined herein have the same meaning as defined in an Acquisition Agreement, dated as of December ___, 1997, between Alpha and SciClone.

     1. Registration Rights.

         1.1 Within 30 days following after the Closing Date, SciClone shall file with the SEC a registration statement (the "Registration Statement") on Form S-3 (or any successor form to Form S-3) under the Securities Act for a public resale by Alpha of the SciClone Common Stock acquired by Alpha pursuant to Section 2 of the Acquisition Agreement (the "Covered Shares"). SciClone shall use its Best Efforts to cause the Registration Statement to be declared effective (the "S-3 Effective Date") within 120 days after the Closing Date and to remain effective for the period (the "Effective Period") ending on the first to occur of (i) the date the Covered Shares may be sold by Alpha pursuant to the provisions of paragraph (k) of Rule 144 under the Securities Act, or (ii) the date Alpha has resold all of the Covered Shares.

         1.2 In connection with the registration provided for in Section 1.1, SciClone shall at its expense:

               (a) Furnish to Alpha at least three (3) business days prior to the filing thereof, a copy of the Registration Statement, any related prospectus, and any amendments or supplements thereto, that SciClone proposes to file with the SEC (including copies of all exhibits thereto). If Alpha shall reasonably object to the form or substance of any such documents, SciClone shall not file such document until Alpha's objections have been resolved.

               (b) Prepare and file with the SEC such amendments and supplements to the Registration Statement and each prospectus used in connection with the Registration Statement, including the filing of all required reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be necessary to comply with the provisions of the Securities Act with respect to the disposition all of the Covered Shares and to keep the prospectus continuously current for the entire Effective Period;

               (c) Furnish Alpha with a copy of the Registration Statement, and all amendments thereto, as and when filed by SciClone with the SEC.

               (d) Furnish to Alpha such number of copies of a prospectus, including a preliminary prospectus, and any necessary amendments and supplements thereto, each prepared in conformity with the requirements of the Securities Act, and such other documents as Alpha may reasonably request in order to facilitate the disposition of the Covered Shares;

               (e) Use Best Efforts to register or otherwise qualify the Covered Shares for sale under such securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Alpha; provided, however, that SciClone shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions;

               (f) Notify Alpha  promptly  (but in any event within two business days) (i) when the Registration Statement, or any post-effective amendment thereto, has been declared effective by the SEC, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for such purpose, (iii) of the receipt by SciClone of any notification with respect to the suspension of the qualification, or exemption from qualification, of the Covered Shares for sale in any jurisdiction, and (iv) of the happening of any event, of the existence of any condition, or of any information becoming known to SciClone that (A) makes any statement made in the Registration Statement, in any prospectus or prospectus supplement, or in any document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or (B) requires the making of any change in, or amendments or supplements to, the Registration Statement, any prospectus or prospectus supplement, or any document incorporated or deemed incorporated therein by reference, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (g) Cause all of the Covered Shares to be listed on each securities exchange and each quotation system on which securities of the same class issued by SciClone are then listed;

               (h) Use its Best Efforts to prevent the issuance of any order (i) suspending the effectiveness of the Registration Statement, (ii) preventing or suspending the use of any related prospectus or prospectus supplement, or (iii) suspending the qualification (or exemption from qualification) of any of the Covered Shares for sale in any jurisdiction, and, if any such order is issued, use its Best Efforts to obtain the withdrawal of any such order as soon as practicable; and

               (i) Upon the occurrence of any event referred to in Section 1.2(f)(iv), as promptly as practicable (but in no event later than 10 calendar days) prepare and file with the SEC, (A) a post-effective amendment to the Registration Statement, (B) a supplement or amendment to any related prospectus or prospectus supplement or any document incorporated or deemed to be incorporated therein by reference, or (C) any other required document, so that the prospectus with respect to the Covered Shares will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         1.3 SciClone shall pay all costs, fees and expenses associated with the SciClone's performance of or compliance with this Agreement, including without limitation, all registration fees, the costs of compliance with the state securities or Blue Sky laws, the fees and disbursements of SciClone's legal counsel and accountants, and all printing expenses; provided, however, that SciClone shall not be required to pay any underwriting commissions or similar charges or the legal fees and disbursements of counsel for Alpha.

     2. Indemnification.

         2.1 SciClone agrees to indemnify and hold harmless Alpha, its officers, directors, agents and employees and each Person, if any, who control any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Control Person"), against all Damages caused by, arising out of, or based upon (i) any failure of SciClone to comply with any and all securities laws, rules or regulations, (ii) any breach by SciClone of its obligations under this Agreement, or (iii) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any related prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such untrue statement or omission was caused by or contained in any information furnished in writing to SciClone by Alpha expressly for use therein or by Alpha's failure to deliver a copy of a current prospectus (as amended or supplemented) after SciClone has furnished Alpha with a sufficient number of copies for such purpose.

         2.2 Alpha shall furnish to SciClone in writing such information and affidavits as SciClone reasonably requests for use in connection with the preparation of the Registration Statement and any related prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, and agrees to indemnify SciClone, its directors and officers and each Control Person of SciClone against all Damages resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement any related prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Alpha expressly for use therein.

         2.3 Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified Person's reasonable judgment a conflict of interest between such indemnified Person and indemnifying party exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (other than local counsel, as necessary) with respect to such claim for all indemnified Persons, unless in the reasonable judgment of any indemnified Person a conflict of interest exists between such indemnified Person and any other indemnified Person with respect to such claim. The indemnifying party shall not, without the prior written consent of the indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which such indemnified Person is or could have been a party, and indemnity could have been sought hereunder by such indemnified Person, unless such settlement (i) includes an unconditional written release of such indemnified Person, in form and substance reasonably satisfactory to such indemnified Person, from all liability on the claims that are the subject matter of such settlement,

(ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified Person, and (iii) the sole relief provided consists of monetary damages that are paid in full by the indemnifying party.

         2.4 Contribution.

               (a) To the extent that the  indemnification  provided for in this
Section 2 is for any reason unavailable to, or insufficient to hold harmless, an indemnified Person in respect of any losses, claims, damages or liabilities, then the indemnifying party, in lieu of indemnifying such indemnified person hereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of indemnifying party on the one hand and the indemnified Person on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the indemnifying party and the indemnified Person shall be determined by reference to, among other things, whether the untrue statement or a material fact or the omission or alleged omission to state a material fact relates to information supplied by SciClone on the one hand or Alpha on the other, their relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

               (b) The parties agree that it would not be just and equitable if contribution pursuant to this Section 2 were determined by any method of allocation that does not take account of the equitable considerations referred to in paragraph (a). The amount paid or payable by an indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (a) shall include all reasonable legal or other expenses actually incurred by such indemnified Person in connection with investigating and defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (c) The indemnity and contribution  agreements  contained in this
Section 2 are in addition to any liability that an indemnifying party otherwise may have to the indemnified Person.

         2.5 The indemnification provided for under this Section 2 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling person of such indemnified Person and will survive the sale or transfer of the Covered Shares.

     3. Current Public Information. During the Effectiveness Period, SciClone shall timely file all reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder (the "Exchange Act"), and will take such further action as Alpha may reasonably request, all to the extent required to enable Alpha to sell the Covered Shares pursuant to Form S-3 (or similar registration form hereafter adopted by the SEC). Upon written request, SciClone will deliver to Alpha a written statement confirming that it is in compliance with such requirements.

     4. No Transferability of Registration Rights. The rights under this Agreement are not transferable other than to the extent and on the same terms as an assignment of Alpha's rights and obligations are permitted under Section 14.4 of the Acquisition Agreement.

     5. Lock-up Agreement. Alpha agrees that, during each consecutive 30-calendar day period (the first day of such period being referred to as a "Lock-up Release Date") commencing on the effective date of the Registration Statement, Alpha will limit its resale (i) of Initial Shares to a number that is equal to one-twelfth (1/12) of the total number of the Initial Shares, and (ii) of Additional Shares to a sum equal to 50,000 shares minus the number of Initial Shares resold, unless otherwise approved by SciClone's prior written consent, which consent shall not be unreasonably withheld. A "resale" of shares shall be deemed to be made as of the day that the buy and sell orders are given and accepted, notwithstanding the fact that the closing, payment and delivery does not occur until several days thereafter.

     6. No Inconsistent Agreements. SciClone represents and warrants that as of the date hereof it has not, and covenants that after the date of this Agreement it will not, enter into any agreement that is inconsistent with the rights granted to Alpha under this Agreement or otherwise conflicts with the provisions hereof.

     7. Broker. All sales of Covered Shares pursuant to the Registration Statement shall be made through Everen Securities or, if Everen is unable for any reason to execute or effect such sales, through such other broker as shall be approved in writing by SciClone, such approval not to be unreasonably withheld or delayed.

     8. Notices. All notices hereunder shall be given in the manner provided for, and shall be deemed given as provided for in, the Acquisition Agreement.

     9. Definitions.

        Best Efforts. "Best Efforts" shall mean the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as is reasonably feasible.

        Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, costs (including reasonable costs of investigation) and reasonable expenses of any nature.


        Person. "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended, or any substituted federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.


Executed and delivered as of ____________1998.

SciClone Pharmaceuticals, Inc.

By:_____________________________

Alpha I Biomedicals, Inc.


By:_____________________________

                                    EXHIBIT E

                                 PROMISSORY NOTE
                             and SECURITY AGREEMENT


$280,000 Maximum Principal                                    ____________, 1998
                                                              Bethesda, Maryland


     1. Parties; Promise to Pay. Alpha Biomedicals, Inc., a Delaware corporation ("Alpha"), hereby promises to pay, as provided for herein, to the order of SciClone Pharmaceuticals, Inc., a California corporation ("SciClone"), (i) the principal amounts of the loan advances made to Alpha by SciClone that are referred to in Section 2 hereof and (ii) interest on such loan advances to the extent provided in Section 3 hereof.

     2. Acquisition Agreement. Pursuant to the terms and conditions set forth in
Article 3 of that certain Alpha Rights Acquisition Agreement of even date between Alpha and SciClone (the "Acquisition Agreement"), SciClone has agreed to make loan advances to Alpha of up to $280,000, in increments of up to $70,000 per month.

     3. Interest. No interest shall be payable by Alpha to SciClone on the outstanding principal owing from time to time on this Note, so long as installment payments are made as scheduled pursuant to this Note. To the extent any sum is not paid when due, such delinquent sum shall accrue interest at the rate of 10% per annum.

     4. Repayment. Alpha shall repay the principal balance of this Note and accrued interest, if any, in monthly installments of $70,000, commencing on the earlier of (a) the ninth Lock-up Release Date (as defined in a Stock Rights Agreement of even date between Alpha and SciClone), or (b) the next Lock-up Release Date following the date when Alpha receives new equity financing of at least $500,000. In any event, all outstanding principal and accrued interest, if any, shall become fully due and payable not later than May 31, 1999, if it has not otherwise previously become fully due and payable pursuant to the foregoing schedule.

     5. Default. In the event of any default by Alpha in making any payment when due under this Note, SciClone may declare all remaining unpaid balances owing under this Note immediately due and payable. If Alpha does not pay all sums when due, Alpha shall, to the extent permitted by law, also pay all costs incurred by SciClone to enforce and collect this Note and enforce this Agreement, including attorney's fees and litigation costs.

     6. General. Payments owing on this Note shall be made in lawful money of the United States of America. This Note and Agreement have been executed and delivered by Alpha in the State of Maryland, but shall be governed by and construed in accordance with the laws of State of California.

     7. Security.

         7.1 As security for the obligations of Alpha under this Note, Alpha hereby grants to SciClone a security interest in the number of Initial Shares (as defined by the Acquisition Agreement) issued by SciClone to Alpha pursuant to Section 2(b) of the Acquisition Agreement that is equal to $280,000 divided by the Initial Average Price (as defined by the Acquisition Agreement), such shares being referred to herein as the "Collateral Shares." If, as of the S-3 Effective Date (as defined by the Acquisition Agreement), advances to Alpha pursuant to Sections 3.1 and 3.2 of the Acquisition Agreement (the "Actual Loan Amount") are less than $280,000, SciClone's security interest shall automatically terminate with respect to a percentage of the Collateral Shares equal to the percentage obtained by dividing the difference between $280,000 and the Actual Loan Amount by $280,000, such remaining being referred to herein as the "Remaining Collateral Shares." Upon the payment of a monthly installment as provided in Section 5 hereof, SciClone's security interest shall automatically terminate with respect to the percentage of the Remaining Collateral Shares that is equal to the percentage obtained by dividing the amount of such monthly installment by the Actual Loan Amount.

         7.2 To perfect its security interest in the Collateral Shares, SciClone shall take possession of the certificates for the Collateral Shares at the Closing. Upon the release of SciClone's security interest in any of the Collateral Shares or Remaining Collateral Shares as provided in Section 7.1, SciClone shall deliver such Collateral Shares or Remaining Collateral Shares to Alpha or to such other Person or entity as it is directed by Alpha.

         7.3 The security interest in the Collateral Shares and the Remaining Collateral Shares created hereby is intended by SciClone and Alpha to have priority over any other security interest in the Collateral Shares and the Remaining Collateral Shares, and Alpha agrees to execute such additional documents as SciClone shall reasonably request to perfect SciClone's security interest in the Collateral Shares and the Remaining Collateral Shares.

         7.4 In the event of any default in the repayment of this Note, SciClone shall have such rights with respect to the Collateral Shares and the Remaining Collateral Shares as are granted to a secured party by the California Commercial Code.

         7.5 So long as no default occurs under this Note, Alpha shall be entitled to receive all dividends paid or other distributions made on Collateral Shares and the Remaining Collateral Shares and to vote said Collateral Shares and the Remaining Collateral Shares in all matters.

     8. Effectiveness. This Promissory Note and Security Agreement shall not become effective, and shall not create any liability or obligation on the part of either party, unless and until the Closing (as defined by the Acquisition Agreement) shall occur.

         This Note and Agreement has been executed and delivered as of the date set forth above.


                                         ALPHA 1 BIOMEDICALS, INC.


                                         By:____________________________________
                                               Michael Berman, Ph.D., CEO

                                    EXHIBIT F

                      Alpha Representations and Warranties


     Subject only to the exceptions specified in Exhibit G attached hereto, Alpha hereby represents and warrants to SciClone as follows:

     1. Organization. Alpha is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. Authorization. This Agreement has been duly and validly executed and delivered by Alpha, and constitutes a valid and binding agreement of Alpha enforceable against Alpha in accordance with its terms, except as limited by laws affecting creditors' rights generally and except that equitable principals may limit the right to obtain specific performance or other equitable remedies. Each of the Stock Rights Agreement and the Promissory Note and Security Agreement (collectively, the "Ancillary Documents"), upon execution and delivery at the Closing, will be duly and validly executed and delivered by Alpha and will constitute valid and binding agreements of Alpha, enforceable against Alpha in accordance with their terms, except as limited by laws affecting creditors' rights generally and except that equitable principles may limit the right to obtain specific performance or other equitable remedies. Alpha has all requisite corporate power and authority to execute and deliver this Agreement. Upon the approval of this Agreement by the stockholders of Alpha in accordance with the applicable provisions of the Delaware General Corporation Law and Alpha's Certificate of Incorporation and Bylaws ("Stockholder Approval"), Alpha will have all requisite corporate power and authority to execute and deliver the Ancillary Documents, and to carry out the transactions contemplated by this Agreement and the Ancillary Documents. Except for the Stockholder Approval, all necessary corporate action on the part of Alpha has been taken to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents.

     3. No Conflicts; Consents. The execution and the delivery by Alpha of this Agreement and the Ancillary Documents do not, and, upon Stockholders Approval, the consummation of the transactions contemplated hereby will not, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Certificate of Incorporation or Bylaws of Alpha, any order, rule, law or regulation of any court or governmental authority, foreign or domestic, or any provision of any material agreement, instrument, understanding, order, judgment or decree to which Alpha is a party or by which Alpha or the Alpha Rights are bound or affected, nor will such actions give to any other person or entity (other than SciClone) any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Alpha Rights. Except as contemplated by this Agreement, no consent of any third party or any governmental authority is required to be obtained on the part of Alpha to permit the consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

     4. Litigation. There is no action, suit, proceeding or investigation in progress or pending before any court or governmental agency, against or relating to Alpha or its properties, assets or business or to the Alpha Rights, nor, to the best knowledge of Alpha, any threat thereof or any basis therefor. Alpha is not a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the Alpha Rights.

     5. Compliance with Laws and Regulations; Governmental Permits, Etc. To the best of Alpha's knowledge, Alpha is in compliance in all material respects with all statutes, laws, rules and regulations with respect to or affecting the Alpha Rights. To the best of Alpha's knowledge, Alpha is not subject to any order, injunction or decree issued by any governmental body, agency, authority or court which could impair the ability of Alpha to consummate the transactions contemplated hereby or which could materially and adversely affect SciClone's use and enjoyment of the Alpha Rights.

     6. Taxes. Alpha has timely filed, within the time period for filing or any extension granted with respect thereto, all Federal, state, local and other returns and reports relating to any and all taxes or any other governmental charges, obligations or fees for taxes and any related interest or penalties ("Tax" or "Taxes") required to be filed by it with respect to its business and the Alpha Rights and such returns and reports are in all material respects true and correct. Alpha has paid all Taxes, if any, shown to be due and payable on said returns and reports and has withheld with respect to employees all Federal and state income Taxes, FICA, FUTA and other Taxes required to be withheld and has timely paid all sales, use and similar Taxes. There are no pending or, to the best of Alpha's knowledge, threatened audits, examinations, assessments, asserted deficiencies or claims for additional Taxes. To the best of Alpha's knowledge, there are no liens or similar encumbrances relating to or attributable to Taxes on the Alpha Rights.

     7. Accuracy of Material Facts; Copies of Materials. No representation, warranty or covenant of Alpha contained in this Agreement or in any written statement delivered by Alpha pursuant hereto or in materials delivered to SciClone in connection with the transactions contemplated hereby contains any untrue statement of a material fact known to or believed by Alpha to be untrue when made, or omits to state material facts known to or reasonably believed by

Alpha to be necessary in order to make the statement contained therein not misleading. Alpha has delivered to SciClone true, complete and accurate copies of each patent, license, contract, agreement and similar document referred to in any Exhibit hereunder or included in the Alpha Rights.

     8. Financial Statements. Alpha has delivered to SciClone copies of Alpha's balance sheet as of September 30, 1997 (the "Alpha Balance Sheet") and statements of income, stockholders' equity and cash flows for the nine-month period then ended. Such financial statements and Alpha Balance Sheet (collectively, the "Alpha Financial Statements") are complete and in accordance with the books and records of Alpha, and present fairly the financial position of Alpha as of their dates. Alpha Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, except as otherwise noted therein. Since September 30, 1997, there has been no material adverse change in Alpha's financial condition or in the operations of its business.

     9. Proprietary Rights.

         (a) Except as set forth on Exhibit C, there are no agreements pursuant to which Alpha has acquired (and either holds or has sublicensed) rights with respect to TA-1. Assuming that SciClone is in full compliance with its obligations with respect to the Alpha IP Rights Agreements under the 1994 Agreement, (i) Alpha is not in default under or in breach or violation of the Alpha IP Rights Agreements and (ii) to the knowledge of Alpha, the Alpha IP Rights Agreements, as they relate to the Alpha Rights, are valid and enforceable and are in full force and effect.

         (b) Except for SciClone, Alpha has not granted to any third party any right, option, or right of first refusal to use any of the Alpha Rights other than pursuant to agreements that have been terminated.

         (c) No claims have been asserted against Alpha (and Alpha is not aware of any claims that are likely to be asserted against Alpha) by any person (i) challenging the Alpha Rights or (ii) challenging or questioning the validity or effectiveness of any license or agreement to which Alpha is a party relating to the Alpha Rights.

         (d) Taking into consideration that Alpha, in 1994, licensed to SciClone all of its rights with respect to TA-1 not previously licensed to SciClone by Alpha, and SciClone assumed all responsibility for the commercialization of TA-1 worldwide, and that since 1994 Alpha has not been engaged in any activities whatsoever involving TA-1, Alpha (i) has no knowledge of any foreign or domestic patent or patent application or other governmentally conferred right that would restrict SciClone from manufacturing, using or selling TA-1, and (ii) to Alpha's knowledge, none of the Alpha Patent Rights are subject of any pending interference, opposition, cancellation or other protest proceeding.

         (e) All Alpha Owned Patent Rights listed on Exhibit A-1 describe inventions that were conceived and reduced to practice solely and exclusively by employees of Alpha without the assistance of any third party or entity (other than by third parties who assigned ownership of their rights to Alpha in valid and enforceable agreements). All Alpha Owned Patent Rights listed on Exhibit A-2 describe inventions which are owned solely by the parties listed on Exhibit A-2.

         (f) Alpha has at all times used commercially reasonable efforts to treat the Alpha Rights (other than was disclosed in publicly available issued patents) as containing trade secrets, and Alpha has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

         (g) All employees of and consultants to Alpha employed or retained after October 1, 1993, have executed written proprietary information agreements with respect to the non-disclosure and non-use of the Alpha Rights. To Alpha's knowledge, no past or current employee of Alpha is in violation of any term of any employment contract, non-disclosure agreement or any other contract or agreement relating to the confidentiality of any confidential information relating to the Alpha Rights.

     10. No Bulk Sale Notice. The nature of the Alpha Rights and the nature of the business of Alpha are such that compliance with Article 5 of the Maryland Commercial Code (the bulk sale notice law) is not required.

     11. Solvency. Immediately following the Closing, the fair value of Alpha's assets will exceed its liabilities and Alpha will be able to satisfy its financial obligations as they become due.

     12. Fair Value. Alpha believes that the consideration payable by SciClone to Alpha pursuant to this Agreement is fair and adequate consideration relative to the rights being sold and relinquished by Alpha.

                                    EXHIBIT G

         Schedule of Exceptions to Alpha Representations and Warranties



                                      NONE

                                    EXHIBIT H

                     SciClone Representations and Warranties


     Subject only to the exceptions specified in Exhibit I attached hereto, SciClone hereby represents and warrants to Alpha as follows:


     1. Organization. SciClone is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     2. Authorization This Agreement and the Ancillary Documents have been duly and validly executed and delivered by SciClone and constitute valid and binding agreements of SciClone, enforceable against SciClone in accordance with their terms. SciClone has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to carry out the transactions contemplated by this Agreement and the Ancillary Documents. All necessary corporate action on the part of SciClone has been taken to authorize the execution, delivery and performance of the Agreement and the Ancillary Documents.

     3. Effect of Agreement; Consents. The execution and delivery of this Agreement and the Ancillary Documents by SciClone do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Articles of Incorporation or Bylaws of SciClone, any order, rule, law or regulation of any court or governmental authority, foreign or domestic, or any provision of any material agreement, instrument, understanding, order, judgment or decree to which SciClone is a party or by which SciClone is bound. No consent of any third party or any governmental authority is required to be obtained on the part of SciClone to permit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

     4. Compliance With Other Instruments. SciClone is not a party to, or bound by, any written or oral contract, agreement, license, indenture, mortgage, debenture, note or other instrument under the terms of which performance by SciClone according to the terms of this Agreement and the Ancillary Documents will be a default or an event of acceleration, or whereby timely performance by SciClone according to the terms of this Agreement and the Ancillary Documents may be prohibited, prevented or delayed.

     5. Accuracy of Material Facts; Copies Materials. No representation, warranty or covenant of SciClone contained in this Agreement or in any written statement delivered pursuant hereto or in materials delivered to Alpha in connection with the transactions contemplated hereby contains or shall contain any untrue statement of a material fact known or believed to be untrue when made, or omits to state material facts known or reasonably believed to be necessary in order to make the statement contained therein not misleading

     6. Shares. The Shares to be issued by SciClone to Alpha pursuant to Section 2 of this Agreement will be, when issued, (i) duly authorized and validly issued to Alpha and (ii) fully paid for and non-assessable. The certificates for the Shares when delivered to, or at the direction of Alpha, will be free and clear of all liens or other encumbrances, other than customary securities law restrictive legends until the Shares become registered with the SEC.

     7. Condition of SciClone. SciClone has furnished to Alpha copies of SciClone's most recent filings with the United States Securities and Exchange Commission ("SEC"), consisting of its Form 10-K for the year ended December 31, 1996, its Form 10-Q for the quarter ended June 30, 1997 and its proxy statement for the 1997 Annual Meeting, together with SciClone's annual report to stockholders for the fiscal year ending December 31, 1996. None of said filings or the annual report contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading and there has not been a material adverse change in the business, properties, assets, condition (financial or other), results of operations, or prospects of SciClone since December 31, 1996.

                                    EXHIBIT I

        Schedule of Exceptions to SciClone Representations and Warranties




                                      NONE

                                    EXHIBIT J

                   No Action Commitments from Alpha Creditors

                                    EXHIBIT K

                                  Press Release

                                     [LOGO]

                                    SCICLONE
                                 PHARMACEUTICALS


                                    Contact:     Shawn K. Singh
                                                 Vice President
                                                 Corporate Development
                                                    and Communications
                                                 SciClone Pharmaceuticals, Inc.
                                                 650-358-3456


               SciClone Pharmaceuticals Acquires Worldwide Rights
                         to ZADAXIN(R) Thymosin Alpha 1

San Mateo,  CA,  December 17, 1997 -- SciClone  Pharmaceuticals,  Inc.  (Nasdaq:
SCLN) today announced the signing of an agreement providing for SciClone's acquisition of worldwide rights to ZADAXIN thymosin alpha 1, SciClone's lead product, from Alpha 1 Biomedicals (OTC: ALBM). SciClone will no longer be obligated to pay royalties to Alpha 1 on any of its own or its partners' future products sales. Previously, SciClone licensed the product from Alpha 1.

Under the agreement, which is subject to approval by Alpha 1's stockholders and certain other conditions, the aggregate purchase price is $1.93 million, consisting of $130,000 in cash and $1.8 million of SciClone common stock priced at $4.05 per share (or approximately 444,000 shares). The acquisition is expected to close in March 1998.

"Given the extremely positive reception of ZADAXIN by doctors and patients in our approved markets, this acquisition is a major step in SciClone's strategy to capitalize on the commercial potential of the drug worldwide," said Donald Sellers, SciClone's President and Chief Executive Officer. "We are now positioned to more efficiently develop and market ZADAXIN alone and in partnership with large pharmaceutical companies, such as Schering-Plough K.K., our exclusive partner in Japan."

ZADAXIN is an immunomodulator approved and marketed for treatment of chronic hepatitis B in the People's Republic of China, the Philippines and Singapore. SciClone has filed for approval to market ZADAXIN for this indication in 16 additional countries.

Chronic hepatitis B is the second most common chronic infectious disease worldwide. The World Health Organization (WHO) estimates that approximately 350 million individuals worldwide (5% of the world's population) are carriers of the hepatitis B virus, the majority of whom are in Asia.

SciClone Pharmaceuticals, Inc. is an international biopharmaceutical company that acquires, develops and commercializes specialist-oriented drugs for treating chronic and life-threatening diseases for which there are no adequate treatment modalities, including hepatitis B, hepatitis C, cystic fibrosis, cancer and immune system disorders. The company's second lead product candidate, CPX, is in a phase I/II trial for cystic fibrosis.


                         SciClone Pharmaceuticals Inc.
             901 Mariner's Island Blvd. o San Mateo, CA 94404-1593
                   Tel: (650) 358-3456 o Fax: (650) 358-3469

SciClone Acquires Worldwide Rights to ZADAXIN Thymosin Alpha 1
December 17, 1997
Page 2 of 2

Press releases and corporate information from SciClone Pharmaceuticals, Inc. are available on the Internet at www.sciclone.com and by fax at 800-996-7256.

The statements made in this press release contain certain forward looking statements that involve a number of risks and uncertainties, including without limitation those associated with regulatory approvals in other markets and market acceptance in those markets where regulatory approvals are obtained. Actual events or results may differ from the Company's expectations. In addition to the matters described in this release, future actions by the Food and Drug
Administration or equivalent regulatory authorities in foreign countries, results of pending or future clinical trials, as well as the risk factors listed from time to time in the Company's SEC reports, including but not limited to its Annual Report on Form 10-K, may affect the actual results achieved by the Company.


                                      # # #

                              INDEX TO DEFINITIONS

   Term                                                           Location
   ----                                                           --------

1994 Agreement                                                   Recital B


1996 Prepaid Royalty Agreement                                   Recital B


1997 Prepaid Royalty Agreement                                   Recital B


AAA                                                              ss. 14.17


Additional Shares                                                ss. 2(c)


Advances                                                         ss. 3.2


Alpha                                                            Introduction


Alpha Balance Sheet                                              Exhibit F ss. 8


Alpha Financial Statements                                       Exhibit F ss. 8


Alpha Licensed Patent Rights                                     Recital D;
                                                                 Exh. B


Alpha IP Rights Agreements                                       Recital E;
                                                                 Exh. C


Alpha Owned Patent Rights                                        Recital D;
                                                                 Exh. A


Alpha Patent Rights                                              Recital D


Alpha Rights                                                     Recital F


Ancillary Documents                                              Exhibit F ss. 2


Assumed Liabilities                                              ss. 8.1


Average Price                                                    ss. 2(c)


Basket                                                           ss. 12.1


Best Efforts                                                     Exhibit D ss. 9


Cash Consideration                                               ss. 2(a)

Claim(s)                                                         ss. 11.1 &
                                                                 ss. 12.1


Closing                                                          ss. 7.1

                              INDEX TO DEFINITIONS

   Term                                                           Location
   ----                                                           --------

Closing Date                                                     ss. 7.1


Confidential Information                                         ss. 8.2(b)


Covered Shares                                                   Exhibit D
                                                                 ss. 1.1


Damages                                                          Exhibit D ss. 9


Effective Date                                                   Introduction


Effective Period                                                 Exhibit D
                                                                 ss. 1.1


Exchange Act                                                     Exhibit D
                                                                 ss. 1.2(b)


Initial Average Price                                            ss. 2(b)


Initial Shares                                                   ss. 2(b)


Lock-up Release Date                                             Exhibit Dss. 5


Person                                                           Exhibit D ss. 9

Registration Statement                                           Exhibit D
                                                                 ss. 1.1


Retained Liabilities                                             ss. 8.1


Roche-Basle                                                      Recital E


Roche-US                                                         Recital E


S-3 Effective Date                                               ss. 3.2;
                                                                 Exhibit D
                                                                 ss. 1.1


SciClone                                                         Introduction


SciClone Common Stock                                            ss. 2(b)


Securities Act                                                   Exhibit D ss. 9


SEC                                                              ss. 6.1;
                                                                 Exhibit H
                                                                 ss. 7


Shares                                                           ss. 2(c)


Stockholder Approval                                             Exhibit F ss. 2


Stockholders Meeting                                             6.1

                              INDEX TO DEFINITIONS

   Term                                                           Location
   ----                                                           --------

Stock Rights Agreement                                           Exhibit D


TA-1                                                             Recital A


Tax or Taxes                                                     Exhibit F ss. 6


Third Party Licensor                                             Recital E